                                                                DRAFT - 12/20/01


    As filed with the Securities and Exchange Commission on December 28, 2001
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ----------

                           ALBANY INTERNATIONAL CORP.
             (Exact Name of Registrant as Specified in Its Charter)


          DELAWARE                             14-0462060
  (State of Incorporation)          (I.R.S. Employer Identification No.)

                                  1373 BROADWAY
                             ALBANY, NEW YORK 12204
                                 (518) 445-2200

              (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           ALBANY INTERNATIONAL CORP.
                          PROSPERITY PLUS SAVINGS PLAN
                            (Full Title of the Plan)

                                   ----------

                                THOMAS H. HAGOORT
                           ALBANY INTERNATIONAL CORP.
                                  1373 BROADWAY
                             ALBANY, NEW YORK 12204
                                 (518) 445-2200

                                 WITH A COPY TO:

                                 ARTHUR H. KOHN
                       CLEARY, GOTTLIEB, STEEN & HAMILTON
                                ONE LIBERTY PLAZA
                               NEW YORK, NY 10006
                                 (212) 225-2000

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
        TITLE OF EACH CLASS OF SECURITIES             AMOUNT TO BE       PROPOSED        PROPOSED        AMOUNT OF
                 TO BE REGISTERED                    REGISTERED (1)       MAXIMUM         MAXIMUM      REGISTRATION
                                                                         OFFERING        AGGREGATE          FEE
                                                                         PRICE PER    OFFERING PRICE
                                                                         SHARE (2)          (2)
---------------------------------------------------------------------------------------------------------------------
Class A common stock, par value $.001 per share         1,000,000         $21.65        $21,650,000      $5,174.35
---------------------------------------------------------------------------------------------------------------------

(1) Consists of shares of Class A common stock of Albany International Corp. (the "Shares") to be made available pursuant to the Albany International Corp. Prosperity Plus Savings Plan (the "Plan"). This Registration Statement also registers such indeterminable number of additional Shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar change in the Shares. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Estimated solely for purposes of calculation of the registration fee, in accordance with Rule 457(h) of the Securities Act. Such estimate is based upon the average of the high and low sales prices of the shares of Class A common stock of Albany International Corp. (the "Corporation") on December 20, 2001, as reported on the New York Stock Exchange Composite Tape.
================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which previously have been filed by the Corporation with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (i) The Corporation's annual report on Form 10-K for the fiscal year ended December 31, 2000;

         (ii) The Corporation's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001, and September 30, 2001;

         (iii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (i) above;

         (iv) The Corporation's registration statement on Form 8-A, dated
August 18, 1988, filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), describing the Corporation's Class A common stock; and

         (v) The Plan's annual report on Form 11-K for the fiscal year ended December 31, 2000.

         All reports and other documents filed by the Corporation or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Thomas H. Hagoort, who is delivering the opinion on the validity of the Shares referred to in Item 8 hereof, is the Corporation's General Counsel and is a full time employee of the Corporation. He is also eligible to participate in the Plan and receive Shares issued thereunder.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption), or
(iv) for any transaction from which the director derived an improper personal benefit.

         Article V of the Corporation's Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

         Article IV of the Corporation's By-Laws requires that the Corporation indemnify each person serving as a director or officer of the Corporation or of another corporation, partnership, joint venture, trust or any other enterprise at the request of the Corporation in connection with any action, suit or proceeding brought against such person by reason of his or her status as a director, officer, employee or agent of the Corporation or such an enterprise, against costs, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if (i) such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, (ii) such person did not personally gain, as a result of the acts or omissions to which such action, suit or proceeding relates, a financial profit or other financial advantage to which such person was not legally entitled and, (iii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

         The Corporation has purchased directors' and officers' liability insurance covering certain liabilities incurred by directors and officers in connection with the performance of their duties.

         Section E of Article IX of the Plan states that, to the extent not prohibited by state or federal law, the Corporation shall indemnify and save harmless any member of the Employee Benefits Committee of the Board of Directors or any director, officer or employee of the Corporation or an affiliate of the Corporation against: (a) all expenses, including without limitation, judgments, fines, penalties, court costs and attorneys' fees; and (b) amounts paid by him in settlement where it is in the interest of the Corporation that such settlement be made, actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of or based upon his acts or failure to act, whether alleged or real, in respect of the administration, management, operation or winding up of the Plan, or the management, investment, handling or disbursement of assets of the Plan, if he acted in good faith and in a manner he reasonably believed to be in compliance with the terms of the Plan and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The Corporation hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner in order to obtain a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and to make any changes in the Plan required by the IRS in order to obtain such a determination letter.

         The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):


EXHIBIT NO.           DESCRIPTION
-----------           -----------
4.1                   Article IV of Restated Certificate of Incorporation of the Corporation (incorporated by reference to Exhibit F to the Corporation's Registration Statement on Form 8-A, file no.
                      1-10026, declared effective by the Commission on August 26, 1988 (as to The Pacific Stock
                      Exchange, Inc.) and on September 7, 1988 (as to The New York Stock Exchange, Inc.))

5.1                   Opinion of Thomas H. Hagoort as to the legality of the issuance of the Shares*

23.1                  Consent of Thomas H. Hagoort (included in the opinion filed as Exhibit 5.1).

23.2                  Consent of PricewaterhouseCoopers LLP, Independent Accountants*

24.1                  Power of Attorney (included on signature page)





* Filed electronically herewith.

ITEM 9. UNDERTAKINGS.

(a)      The Corporation hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) to include any prospectus required by Section
                     10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events
                     arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) to include any material information with
                     respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Corporation pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on this 28th day of December, 2001.

                                    ALBANY INTERNATIONAL CORP.


                                    By:         /s/ MICHAEL C. NAHL
                                       ----------------------------------------
                                       Name: Michael C. Nahl
                                       Title: Senior Vice President and Chief
                                              Financial Officer


         Pursuant to the requirements of the Securities Act, the trustees of the Plan(or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on this 28th day of December, 2001.

                                    ALBANY INTERNATIONAL CORP.
                                    PROSPERITY PLUS SAVINGS PLAN


                                    By:      /s/ CHARLES B. BUCHANAN
                                       ----------------------------------------
                                       Name: Charles B. Buchanan
                                       Title: Member of the Employee Benefits
                                              Committee




                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Albany International Corp., a Delaware corporation ("the Company"), hereby constitutes and appoints Michael C. Nahl, Richard A. Carlstrom, Thomas H. Hagoort, David C. Michaels, John C. Treanor and Charles J. Silva, and each of them with full power to act without the others, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 under the Securities Act of 1933, as amended ("the Securities Act") relating to the Company's Prosperity Plus Savings Plan, and any and all amendments (including post-effective amendments) thereto, and any or all other exhibits and documents relating thereto, with power where appropriate to affix the corporate seal of the Company thereto and to attest said seal, with the Securities and Exchange Commission ("the SEC"), and generally to do all such things in his or her name and in his or her capacity as an officer or director of the Company to enable the Company to comply with the provisions of the Securities Act, and all other requirements of the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         The appointment of any attorney-in-fact and agent hereunder shall automatically terminate at such time as such attorney-in-fact and agent ceases to be an officer of the Company. Any of the undersigned may terminate the appointment of any of his or her attorneys-in-fact and agents hereunder by delivering written notice thereof to the Company.

         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated:


           TITLE                                 SIGNATURE                           DATE
           -----                                 ---------                           ----

Chairman of the Board and Chief              /s/ FRANK R. SCHMELER              DECEMBER 28, 2001
Executive Officer                            ------------------------      --------------------------
(Principal Executive Officer)                  Frank R. Schmeler


Senior Vice President and Chief              /s/ MICHAEL C. NAHL                DECEMBER 28, 2001
Financial Officer                            ------------------------      --------------------------
(Principal Financial Officer)                  Michael C. Nahl


Vice President--Controller                   /s/ RICHARD A. CARLSTROM           DECEMBER 28, 2001
(Principal Accounting Officer)               ------------------------       --------------------------
                                               Richard A. Carlstrom

Director                                               *                        DECEMBER 28, 2001
                                             ------------------------       --------------------------
                                               Thomas R. Beecher Jr.

Director                                               *                        DECEMBER 28, 2001
                                             ------------------------       --------------------------
                                                Charles B. Buchanan

Director                                               *                        DECEMBER 28, 2001
                                             ------------------------       --------------------------
                                                Erland E. Kailbourne

Director                                               *                        DECEMBER 28, 2001
                                             ------------------------       --------------------------
                                              Joseph G. Morone, Ph.D.


Director                                               *                        DECEMBER 28, 2001
                                             ------------------------       --------------------------
                                                 Francis L. McKone

Director                                               *                        DECEMBER 28, 2001
                                             ------------------------       --------------------------
                                               Christine L. Standish

Director                                               *                        DECEMBER 28, 2001
                                             ------------------------       --------------------------
                                                 Allan Stenshamn

Director                                               *                        DECEMBER 28, 2001
                                             ------------------------       --------------------------
                                                 Barbara P. Wright

Director                                               *                        DECEMBER 28, 2001
                                             ------------------------       --------------------------
                                                 John C. Standish

Director                                               *                        DECEMBER 28, 2001
                                             ------------------------       --------------------------
                                               James L. Ferris Ph.D.


                                              By:      /s/ MICHAEL C. NAHL
                                                 -------------------------------
                                                         Michael C. Nahl
                                                         Attorney-in-Fact

                                INDEX TO EXHIBITS



EXHIBIT NO.   DESCRIPTION                                               METHOD OF FILING
-----------   -----------                                               ----------------
   4.1        Article IV of Restated Certificate of         Filed as Exhibit F to the Corporation's
              Incorporation of the Corporation              Registration Statement on Form 8-A,
                                                            file no. 1-10026, declared effective by
                                                            the Commission on August 26, 1988 (as
                                                            to The Pacific Stock Exchange, Inc.)
                                                            and on September 7, 1988 (as to The New
                                                            York Stock Exchange, Inc.) and
                                                            incorporated herein by reference

   5.1        Opinion of Thomas H. Hagoort as to the             Filed electronically herewith
              legality of the issuance of the Shares

  23.1        Consent of Thomas H. Hagoort                          Included in Exhibit 5.1

  23.2        Consent of PricewaterhouseCoopers LLP,             Filed electronically herewith
              Independent Accountants

  24.1        Power of Attorney (included on signature                   Filed herewith
                 page)

